EXHIBIT 99.1

[LOGO OMITTED]                                           News Release
                                                             NYSE:NOR
Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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                  GARY G. DROOK ELECTED CHIEF EXECUTIVE OFFICER
                           OF NORTHWESTERN CORPORATION
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         MERLE D. LEWIS RETIRES AS CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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SIOUX FALLS, S.D. - Jan. 7, 2003 - NorthWestern Corporation (NYSE:NOR)
announced today that Gary G. Drook, chairman of the company's governance committee of the board of directors, has been elected interim chief executive
officer.   Merle D. Lewis is retiring as chairman of the board and chief executive officer.

    For the past six years, Drook has served as president and chief executive officer, and remains a director of AFFINA, Inc., a Peoria, Ill., provider of customer relationship management programs. Prior to joining AFFINA, Drook was president of Network Services, Enhanced Business Services and Yellow Pages for Ameritech Corporation where he was responsible for more than 38,500 employees. He has served as an independent member of NorthWestern's board of directors since 1998.

    "On behalf of the board of directors, I want to thank Merle for his dedication to NorthWestern as the company has grown and developed under his leadership," said Drook. "I am honored to be named interim chief executive officer and look forward to working with NorthWestern's 8,000 team members as we move the company forward."

    Lewis served as NorthWestern's chief executive officer since February 1994 and chairman of the board since May 1998. He joined the company in 1976 and was elected to the board of directors in 1993.

    "It has been an honor to work for more than 26 years at NorthWestern, and I remain committed to the company," said Lewis. "I am retiring from NorthWestern with pride, knowing that we've assembled a superb team of hard working, energetic people that are dedicated to the future success of the company."

    NorthWestern also announced that Marilyn R. Seymann has been elected interim non-executive chairman of the board of directors and chairman of the board's governance committee. Seymann is president and chief executive officer of M ONE, Inc., a financial services consulting firm in Phoenix, Ariz. Seymann has served on NorthWestern's board of directors since 2000.


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    NorthWestern Corporation is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services.

    Forward-Looking Statements

    STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results or outcomes to differ materially are: the adverse impact of weather conditions and seasonal fluctuations; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approval and rate orders; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service territories and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including NorthWestern Energy, L.L.C. and the Growing and Emerging Markets Division of Lucent Technologies, Inc., and the implementation of information systems and realization of efficiencies in excess of any related restructuring charges; a lack of minority interest basis, which requires us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs; disallowance by the Montana Public Service Commission of the recovery of the costs incurred in entering into our default supply portfolio contracts while we are required to act as the "default supplier"; disruptions and adverse effects in the capital market due to the changing economic environment; our credit ratings with Moody's, Standard & Poor's and Fitch; potential delays in financings or Securities and Exchange Commission filings because we changed auditors; our substantial indebtedness, which could limit our operating flexibility and ability to borrow additional funds; our ability to obtain additional capital to refinance our indebtedness that is scheduled to mature and for working capital purposes; changes in customer usage patterns and


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preferences; possible future actions and developments of CornerStone Propane
Partners L.P.; and changing conditions in the economy and capital markets and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10-K for 2001, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company.

    Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

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